Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this No. 1 to Registration Statement on Form S-1 of our report dated May 1, 2025 relating to the audit of the financial statements as of January 31, 2025, and for the period then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

July 22, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 15, 2024, relating to the consolidated financial statements of Liberty Star Uranium & Metals Corp. (the “Company”) as of and for the year ended January 31, 2024, in the Form S-1A Registration Statement (“Registration Statement”), which includes an explanatory paragraph relating to the Company’s ability for continue as a going concern.

We also consent to the reference of our firm under the caption “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

July 22, 2025